EXHIBIT 99


                          CEO/CFO CERTIFICATE REQUIRED
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     The undersigned, Frank J. Cortese, Chairman of the Corporate Employee Benefits Committee of Fortune Brands, Inc., which is the plan administrator for the Fortune Brands Retirement Savings Plan (the "Plan"), hereby certifies pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Plan on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




Dated:  June 30, 2003


                                          /s/ Frank J. Cortese
                                          ----------------------------
                                          Frank J. Cortese
                                          Chairman,
                                          Corporate Employee Benefits Committee
                                          of Fortune Brands, Inc.